Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended September			Year-To-Date September
	2022	2021	% Change	2022	2021	% Change
Southern Company –
Operating Revenues	$8,378	$6,238	34.3%	$22,232	$17,346	28.2%
Earnings Before Income Taxes	1,901	1,482	28.3%	4,457	3,142	41.9%
Net Income Available to Common	1,472	1,101	33.7%	3,611	2,608	38.5%

Alabama Power –
Operating Revenues	$2,444	$1,904	28.4%	$6,023	$5,019	20.0%
Earnings Before Income Taxes	694	655	6.0%	1,660	1,566	6.0%
Net Income Available to Common	525	499	5.2%	1,256	1,189	5.6%

Georgia Power –
Operating Revenues	$3,889	$2,856	36.2%	$9,218	$7,050	30.8%
Earnings Before Income Taxes	1,084	649	67.0%	2,272	1,111	104.5%
Net Income Available to Common	858	536	60.1%	1,851	1,030	79.7%

Mississippi Power –
Operating Revenues	$510	$378	34.9%	$1,279	$988	29.5%
Earnings Before Income Taxes	79	60	31.7%	188	155	21.3%
Net Income Available to Common	62	50	24.0%	150	133	12.8%

Southern Power –
Operating Revenues	$1,180	$679	73.8%	$2,618	$1,610	62.6%
Earnings Before Income Taxes	143	92	55.4%	259	181	43.1%
Net Income Available to Common	95	78	21.8%	265	211	25.6%

Southern Company Gas –
Operating Revenues	$857	$623	37.6%	$3,998	$2,994	33.5%
Earnings Before Income Taxes	110	189	(41.8)%	677	613	10.4%
Net Income Available to Common	83	56	48.2%	516	389	32.6%
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods